UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2008

Warner Music Group Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-32502	13-4271875
(State or other jurisdiction or incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Rockefeller Plaza, New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 275-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On February 6, 2008, Warner Music Group Corp. (the “Company”) issued an earnings release announcing its results for the quarter ended December 31, 2007, which is furnished as Exhibit 99.1 hereto.

ITEM 7.01.	REGULATION FD DISCLOSURE.

The information in Item 2.01 and Item 9.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference to such filing.

ITEM 8.01.	OTHER EVENTS.

On February 6, 2008, the Company announced in its earnings release a quarterly dividend to its stockholders of $0.13 per share of common stock, representing an aggregate quarterly dividend of approximately $19.4 million (based on outstanding shares of 149,522,471 as of February 5, 2008). The dividend is payable on February 29, 2008 to stockholders of record as of the close of business on February 21, 2008. Any future determination to pay dividends will be at the discretion of the Company’s board of directors and will depend on, among other things, the Company’s results of operations, cash requirements, financial condition, contractual restrictions and other factors the board of directors may deem relevant.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits. The following Exhibit is furnished as part of this Current Report on Form 8-K.

Exhibit No.	Description
99.1	Earnings release issued by Warner Music Group Corp. on February 6, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Warner Music Group Corp.

Date: February 6, 2008	By:	/s/ Michael D. Fleisher
Michael D. Fleisher
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Earnings release issued by Warner Music Group Corp. on February 6, 2008.

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